Evolus Announces Preliminary Unaudited Fourth Quarter
and Full-Year 2024 Net Revenue, Achieving Record Results at the Top of the Company’s Guidance

Expects U.S. Approval Within 90 Days for Evolysse™ Form and Evolysse™ Smooth Injectable Hyaluronic Acid Gels

Provides 2025 Guidance and Maintains Projection for Full-Year 2025 Profitability1

•Preliminary Unaudited Net Revenue of $79.0 Million for the Fourth Quarter 2024, Representing 30% Growth Over the Prior Year

•Preliminary Unaudited Net Revenue of $266.3 Million for the Full-Year 2024, Representing 32% Growth Over the Prior Year and at the Top of the Company’s Guidance

•Expects U.S. Food and Drug Administration (FDA) Approval Within 90 Days for Evolysse™ Form and Evolysse™ Smooth Injectable Hyaluronic Acid (HA) Gels; U.S. Launch Planned for Q2 2025, A Full Quarter Ahead of Prior Timeline

•2025 Net Revenue Guidance of $345 Million to $355 Million, Which Represents 30% to 33% Growth from Preliminary 2024 Results; Evolysse™ and Estyme® Injectable HA Gels Anticipated to Contribute 8-10% of Total Revenue for the Full-Year 2025

•2025 Non-GAAP Operating Expenses Expected to be $230 Million to $240 Million, with Expected Profitability1 for the Full-Year 2025

NEWPORT BEACH, Calif., January 21, 2025 – Evolus, Inc. (NASDAQ: EOLS), a global performance beauty company with a focus on building an aesthetic portfolio, today announced its preliminary, unaudited net revenue for the fourth quarter and full-year ended December 31, 2024. The preliminary unaudited results described in this press release are based on the most current information available to management and are subject to change until the audit of the company’s 2024 financial results is completed and the company reports its full financial results for the fourth quarter and full-year 2024, which is anticipated to occur in early March 2025.

“The preliminary results for the fourth quarter and full-year 2024 underscore the strength of our operational execution and significant market share gains, driven by deeper penetration of the U.S. neurotoxin market with Jeuveau® and international expansion of Nuceiva®,” said David Moatazedi, President and Chief Executive Officer of Evolus. “We exceeded 30% revenue growth for the fifth consecutive year, delivering results at multiples above the market, further validating our performance beauty approach and the effectiveness of our business model. These record results, at the top of our guidance, mark four years of achieving outcomes at or above our guidance and position us to build on this momentum and drive growth above 30% in 2025.”

“Our U.S. filing for Evolysse™ is ahead of schedule, and we now expect to receive FDA approval within the next 90 days. Next quarter, we will reach an important milestone, transitioning from a single product company to a multi-product innovator,” Moatazedi continued. “Our scalable cash-pay model, combined with a differentiated product portfolio, deep customer engagement, and leverageable infrastructure positions us for continued success. With the upcoming launch of Evolysse™ injectable HA gels and sustained strength of Jeuveau® and Nuceiva®, our leadership in performance beauty continues to strengthen and we are well-positioned to achieve another year of over 30% revenue expansion. Looking beyond 2025, we are focused on achieving at least $700 million in net revenue and non-GAAP operating income margin of at least 20% by 2028, driven by our disciplined financial management and strategic investments.”

Preliminary Unaudited 2024 Results and Key Business Highlights

•Total net revenues for the fourth quarter of 2024 were $79.0 million, a 30% increase over the fourth quarter of 2023, driven primarily by higher volumes and market share gains.
•Total net revenues for full-year 2024 were $266.3 million, a 32% percent increase over full-year net revenues in 2023, exceeding 30% growth for the fifth consecutive year, and at the top of the company’s guidance of $260 million to $266 million.
•Accounts purchasing Jeuveau® increased by approximately 830 in the fourth quarter. This is approximately 20% above the year-to-date quarterly average in our seasonally highest performance quarter. During 2024, more than 2,900 new accounts were added bringing the total number of accounts purchasing to date since launch to more than 15,300, surpassing 50% account penetration in the U.S. The reorder rate among customers remains at approximately 70%2.
•Enrollment in the Evolus Rewards consumer loyalty program grew over 40% in 2024 to end the year at approximately 1.1 million consumers.3 This was aided by a record high of approximately 220,000 total redemptions in the fourth quarter, driven by continued demand from existing patients receiving repeat treatments which represented approximately 60% of the total treatments for the quarter, demonstrating sustained brand loyalty.
•As of December 31, 2024, Evolus had cash and cash equivalents of $87.0 million compared to $85.0 million on September 30, 2024, reflecting strong sales growth, cash collections and prudent expense management.

2025 Guidance and Select Milestones

•Total net revenues for 2025 are estimated to be between $345 million and $355 million, which represents 30% to 33% growth from preliminary 2024 results. Evolysse™ and Estyme® injectable HA gels are anticipated to contribute 8-10% of total revenue for the full-year 2025.
•Non-GAAP operating expenses for 2025 are estimated to be between $230 million and $240 million, driven primarily by continued investments in expanding Jeuveau® in the U.S., scaling Nuceiva® internationally, and supporting the U.S. launch for Evolysse™ Form and Evolysse™ Smooth injectable HA gels.
•Evolus expects to achieve positive non-GAAP operating income on a consolidated basis for the full-year 2025. Non-GAAP operating income is anticipated to be achieved after the launch of Evolysse™ Form and Evolysse™ Smooth injectable HA gels, with investments continuing to ramp in Q1 2025 and revenue contribution weighted toward the second half of the year, resulting in our non-GAAP operating income being concentrated in Q4 2025.
•The company expects U.S. FDA approval within 90 days for Evolysse™ Form and Evolysse™ Smooth injectable HA gels, with U.S. launch planned for Q2 2025, a full quarter ahead of the prior timeline.

About Evolus, Inc.

Evolus (NASDAQ: EOLS) is a global performance beauty company evolving the aesthetic neurotoxin market for the next generation of beauty consumers through its unique, customer-centric business model and innovative digital platform. Our mission is to become a global, multi-product aesthetics company based on our flagship product, Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Evolus is expanding its product portfolio having entered into a definitive agreement to be the exclusive U.S. distributor of Evolysse™, and the exclusive distributor in Europe of Estyme®, a line of unique injectable hyaluronic acid (HA) gels. These injectable HA gels are currently in the late stages of the regulatory approval process, with plans, upon approval, for a launch starting in 2025. Visit us at www.evolus.com, and follow us on LinkedIn, X, Instagram or Facebook.

1 “Profitability” is not a measure presented in accordance with GAAP. Within this press release, “profitability” is defined as achieving positive non-GAAP operating income. See “Use of Non-GAAP Financial Measures” below for more information on the company’s use and definitions of non-GAAP measures.

2 Represents cumulative statistics from the launch of Jeuveau® in May 2019 through December 31, 2024.

3 Represents cumulative statistics from the launch of Evolus Rewards™ in May 2020 through December 31, 2024.

Use of Non-GAAP Financial Measures

Evolus’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release includes references to non-GAAP operating expenses, non-GAAP income (loss) from operations, and non-GAAP operating income margin which each exclude (i) the revaluation of contingent royalty obligations, (ii) stock-based compensation expense, and (iii) depreciation and amortization. Management believes that disclosure of non-GAAP operating expenses, non-GAAP income (loss) from operations, and non-GAAP operating income margin enables investors to assess the company in the same way that management assesses the company’s operating performance against comparable companies with conventional accounting methodologies. The company’s definitions of non-GAAP operating expenses, non-GAAP income (loss) from operations, and non-GAAP operating income margin have limitations as analytical tools and may differ from other companies reporting similarly named measures. Non-GAAP measures should not be considered superior to and are not intended to be considered in isolation or as a substitute for GAAP financial measures. Due to the forward-looking nature of the non-GAAP operating income and non-GAAP operating expenses outlook disclosed in this press release, a reconciliation of such non-GAAP measures to the comparable GAAP financial measures is not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the forward-looking non-GAAP financial measures since they have not yet occurred and/or cannot be reasonably predicted. Such unavailable information could have a significant impact on the company’s GAAP financial results.

Forward-Looking Statements

This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements about future or anticipated events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical or current facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The company’s forward-looking statements include, but are not limited to, statements related to anticipated product launches; market conditions and consumer demand; timing of regulatory submissions and approvals; the company’s revenue and non-GAAP operating margin outlook and its financial outlook for 2025 and beyond; and the company’s operational efficiency and leverage, cash position and expectations and timing for achieving profitability1 and funding the company’s operations. Additionally, the preliminary estimates of unaudited financial results as of and for the quarter and year ended December 31, 2024 are forward-looking statements and may differ materially from actual results. These estimates should not be viewed as a substitute for full interim or annual financial statements prepared in accordance with GAAP. Accordingly, you should not place undue reliance on this preliminary information. The preliminary financial information has been prepared by, and is the responsibility of, the company’s management.

The forward-looking statements included herein are based on our current expectations, assumptions, estimates and projections, which we believe to be reasonable, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to uncertainties associated with our ability to comply with the terms and conditions in the Medytox Settlement Agreements, our ability to fund our future operations or obtain financing to fund our operations, unfavorable global economic conditions and the impact on consumer discretionary spending, uncertainties related to customer and consumer adoption of Jeuveau® and Evolysse™, the efficiency and operability of our digital platform, competition and market dynamics, our ability to successfully launch and commercialize our products in new markets, including the Evolysse™ Hyaluronic Acid (HA) gels in the U.S., our ability to maintain regulatory approvals of Jeuveau® or obtain regulatory approvals for new product candidates or indications, our reliance on Symatese to achieve regulatory approval for the Evolysse™ HA gel line in the U.S., and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed with the Securities and Exchange Commission on November 6, 2024. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.

Jeuveau® and Nuceiva®, are registered trademarks and Evolysse™ is a trademark of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.
Estyme® is a trademark of Symatese Aesthetics S.A.S.

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Evolus Contacts:
Investors:
Nareg Sagherian
Vice President, Head of Global Investor Relations and Corporate Communications
Tel: 248-202-9267
Email: ir@evolus.com

Media:
Email: media@evolus.com